UNITED STATES SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D. C. 20549
FORM 8-K
CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934
February 2, 2006
Date of Report (Date of earliest event reported)
Matria Healthcare, Inc.
(Exact Name of Registrant as Specified in Its Charter)
Delaware
(State or Other Jurisdiction of Incorporation)

0-20619	20-2091331

(Commission File Number)	(IRS Employer Identification No.)

1850 Parkway Place, Marietta, GA	30067

(Address of Principal Executive Offices)	(Zip Code)

770-767-4500
(Registrant’s Telephone Number, Including Area Code)
Not Applicable
(Former Name or Former Address, if Changed Since Last Report)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
     ☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
     ☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
     ☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
     ☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.
     The information set forth under Item 2.03 of this Current Report is hereby incorporated in this Item 1.01 by reference.
Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.
     On January 19, 2006, Matria Healthcare, Inc. (“Matria”) entered into a credit agreement with Bank of America, N.A., as administrative agent and collateral agent (the “First Lien Credit Facility”), consisting of a $245 million Term Loan B facility (the “Term B Facility”), a $125 million Term Loan C facility (the “Term C Facility”), and a $30 million revolving credit facility, and a second lien term loan facility pursuant to a term loan agreement with Bank of America, N.A., as administrative agent and collateral agent (the “Second Lien Credit Facility” and, together with the First Lien Credit Facility, the “Credit Facilities”). The terms and conditions of the First Lien Credit Facilities are contained in the Credit Agreement, dated January 19, 2006 (the “Credit Agreement”), by and among Matria, certain of its domestic subsidiaries, as guarantors, the lenders from time to time party thereto, and Bank of America, N.A., as issuing bank, swingline lender, administrative agent and collateral agent, a copy of which is attached as Exhibit 10.1 to Matria’s Form 8-K filed on January 25, 2006. The terms and conditions of the Second Lien Credit Facility are contained in the Term Loan Agreement, dated January 19, 2006 (the “Term Loan Agreement”, and, together with the Credit Agreement, the “Facility Agreements”), by and among Matria, certain of its domestic subsidiaries, as guarantors, the lenders from time to time party thereto, and Bank of America, N.A., as administrative agent and collateral agent, a copy of which is attached as Exhibit 10.2 to Matria’s Form 8-K filed on January 25, 2006.
     Effective February 2, 2006, Matria entered into amendments to both the Credit Agreement and the Term Loan Agreement (the “Amendments”), copies of which are attached hereto as Exhibits 10.1.1 and 10.2.1, respectively. The Amendments provide for, among other things, a reallocation of amounts outstanding under the Facility Agreements. Matria made a prepayment of $20 million under the Term Loan Agreement and borrowed an additional $20 million under the Term B Facility which bears interest at a lower rate. Due to the prepayment by Matria, the amount outstanding under the Term B Facility increased from $245 million to $265 million, and the amount outstanding under the Second Lien Facility was reduced from $85 million to $65 million. In addition, the Amendment to the Credit Agreement provides for a reduction in the interest rate applicable to the Term B Facility and the Term C Facility, as more fully described in Exhibit 10.1.1.
     The Company believes it is in compliance with the covenants under the Facility Agreements, as amended, as of February 2, 2006. The Company can give no assurance that it will continue to be in compliance with the covenants under the Facility Agreements in the future or that if it fails to comply, that it will be able to obtain amendments or waivers of such covenants on commercially reasonable terms, if at all.

     Except as modified by the Amendments, all other terms of the Facility Agreements remain in full force and effect.
Item 9.01 Financial Statements and Exhibits.
(c) Exhibits
10.1.1	First Amendment to Credit Agreement, dated February 2, 2006, by and among Matria, certain of its domestic subsidiaries, as guarantors and Bank of America, N.A. as issuing bank, swingline lender, administrative agent and collateral agent

10.2.1	First Amendment to Term Loan Agreement, dated February 2, 2006, by and among Matria, certain of its domestic subsidiaries, as guarantors and Bank of America, N.A. as administrative agent and collateral agent

SIGNATURES
     Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MATRIA HEALTHCARE, INC.
By:	/s/ Parker H. Petit
Parker H. Petit
Chairman and Chief Executive Officer

Dated: February 7, 2006

Exhibit Index
10.1.1	First Amendment to Credit Agreement, dated February 2, 2006, by and among Matria, certain of its domestic subsidiaries, as guarantors and Bank of America, N.A. as issuing bank, swingline lender, administrative agent and collateral agent

10.2.1	First Amendment to Term Loan Agreement, dated February 2, 2006, by and among Matria, certain of its domestic subsidiaries, as guarantors and Bank of America, N.A. as administrative agent and collateral agent